PRICING SUPPLEMENT NO. 57                                         Rule 424(b)(3)
DATED: October 27, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                $5,180,520,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$20,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
October 27, 1997                [_]                        [_]


Maturity Date:
October 27, 2004

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
-------------            --------                -------          --------

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]     Commercial Paper Rate            Minimum Interest Rate: N/A

[_]     Federal Funds Rate               Interest Reset Date(s): *

[_]     Treasury Rate                    Interest Reset Period: Quarterly

[_]     LIBOR Reuters                    Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                       Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.25%
----------------------------------------------

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*     On the 27th of each January, April, July and October.

**    On the 27th of each January, April, July and October.

***   Three-month LIBOR on October 23, 1997 plus 0.25%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.